                                                           EXHIBIT 99.B 5(a)(x)



                            SUB-ADVISORY CONTRACT


                             Asset Allocation Fund

                                 a portfolio of

                          OVERLAND EXPRESS FUNDS, INC.
                               111 Center Street
                          Little Rock, Arkansas  72201

                               September 1, 1994


Wells Fargo Nikko Investment Advisors
45 Fremont Street
San Francisco, California  94105

Dear Sirs:

            This will confirm the agreement by and among Wells Fargo Bank, N.A. (the "Adviser"), Overland Express Funds, Inc. (the "Company"), on behalf of the Asset Allocation Fund (the "Fund"), and Wells Fargo Nikko Investment Advisors (the "Sub-Adviser") as follows:

            1. The Company is a registered open-end management investment company currently consisting of 16 investment portfolios, but which may from time to time consist of a greater or lesser number of investment portfolios (the "Funds"). The Company proposes to engage in the business of investing and reinvesting the assets of the Fund in the manner and in accordance with the investment objective and restrictions specified in the Company's currently effective prospectus and statement of additional information relating to the Fund and the Company (such prospectus and such statement of additional information being collectively referred to as the "Prospectus") and included in the Company's Registration Statement, as amended from time to time (the "Registration Statement"), filed by the Company under the Investment Company Act of 1940 (the "Act") and the Securities Act of 1933. Copies of the documents referred to in the preceding sentence have been furnished to the Sub-Adviser. Any amendments to those documents shall be furnished to the Sub-Adviser promptly.

            2. The Company has engaged the Adviser to manage the investing and reinvesting of the assets of the Fund and to provide the advisory services specified elsewhere in the Amended Advisory Contract between the Company and the Adviser, dated as of the date hereof, subject to the overall supervision of the Board of Directors of the Company. Pursuant to an administration agreement between the Company, on behalf of the Fund, and Stephens Inc. (the "Administrator"), the Company has engaged the Administrator to provide the administrative services specified therein.

            3.    (a)   The Adviser hereby employs the Sub-Adviser to perform
for the Fund certain advisory services and the Sub-Adviser hereby accepts such employment. The Adviser shall retain the authority to establish and modify, from time to time, the investment strategies and approaches followed by the Sub-Adviser, subject, in all respects, to the supervision and direction of the Company's Board of Directors and subject to compliance with the investment objectives, policies and restrictions set forth in the Prospectus.

                  (b) Subject to the overall supervision and control of the Adviser and the Company, the Sub-Adviser shall be responsible for investing and reinvesting the Fund's assets in a manner consistent with the investment strategies and approaches referenced in subparagraph (a), above. In this regard, the Sub-Adviser, in accordance with the investment objectives, policies and restrictions set forth in the Prospectus, shall be responsible for implementing and monitoring the performance of the investment model employed with respect to the Fund and shall furnish to the Adviser periodic reports on the investment activity and performance of the Fund. The Sub-Adviser shall also furnish such additional reports and information as the Adviser and the Company's Board of Directors and officers shall reasonably request.

                  (c) The Sub-Adviser shall, at its expense, employ or associate with itself such persons as the Sub- Adviser believes appropriate to assist it in performing its obligations under this contract.

            4. The Adviser shall be responsible for the fees paid to the Sub-Adviser for its services hereunder. The Sub-Adviser agrees that it shall have no claim against the Company or the Fund respecting compensation under this contract. In consideration of the services to be rendered by the Sub-Adviser under this contract, the Adviser shall pay the Sub-Adviser a fee on the first business day of each calendar month, at the annual rate of 0.20% of the average daily value (as determined on each day that such value is determined for the Fund at the time set forth in the Prospectus for determining net asset value per share) of the Fund's net assets during the preceding month. The Sub-Adviser will also receive an annual payment of $60,000. If the fee payable to the Sub-Adviser pursuant to this Paragraph 4 begins to accrue on a day after the first day of any month or if this contract terminates before the end of any month, the fee for the period from the effective date to the end of the month or from the beginning of that month to the termination date, shall be prorated according to the proportion that such period bears to the full month in which the effectiveness or termination occurs. For purposes of calculating the monthly fee, the value of the Fund's net assets shall be computed in the manner specified in the Prospectus and the Company's Articles of Incorporation for the computation of the value of the Fund's net assets in connection with the determination of the net asset value of Fund shares.

            5. The Sub-Adviser shall give the Company the benefit of the Sub-Adviser's best judgment and efforts in rendering services under this contract. As consideration and as an inducement to the Sub-Adviser's undertaking to render these services, the Company and the Adviser agree that the Sub-Adviser shall not be liable under this contract for any mistake in judgment or in any other event whatsoever except for lack of good faith, provided that nothing in this contract shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Company or its shareholders to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties under this contract or by reason of reckless disregard of its obligations and duties hereunder.

            6. This contract shall become effective as of its execution date and shall thereafter continue in effect, provided that this contract shall continue in effect for a period of more than two years from the date hereof only so long as the continuance is specifically approved at least annually (a) by the vote of a majority of the Fund's outstanding voting securities (as defined in the Act) or by the Company's Board of Directors and (b) by the vote, cast in person at a meeting called specifically for the purpose of continuing this Sub-Advisory Agreement, of a majority of the Company's Directors who are not parties to this contract or "interested persons" (as defined in the Act) of any such party. This contract may be terminated, upon 60 days' written notice to the Sub-Advisor, by the Company, without the payment of any penalty, by a vote of a majority of the Fund's outstanding voting securities (as defined in the Act) or by a vote of a majority of the Company's entire Board of Directors. The Sub-Adviser may terminate this contract after the second anniversary of the effective date of this contract, on 60 days' written notice to the Company. This contract shall terminate automatically in the event of its assignment (as defined in the Act).

            7. Except to the extent necessary to perform the Sub-Adviser's obligations under this contract, nothing herein shall be deemed to limit or restrict the right of the Sub-Adviser, or any affiliate of the Sub-Adviser, or any employee of the Sub-Adviser, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

            8. The Sub-Adviser and the Company each agree that the phrase "Overland Express" which comprises a component of the Company's name, is a property right of the parent of the Adviser. The Company and the Sub-Adviser agree and consent that the use of such phrase is subject to the provisions set forth in the Advisory Contract between the Adviser and the Company.

            9. This contract shall be governed by and construed in accordance with the laws of the State of California.

            If the foregoing correctly sets forth the agreement between the Company, the Adviser and the Sub-Adviser, please so indicate by signing and returning to the Company the enclosed copy hereof.

                                   Very truly yours,

                                   WELLS FARGO BANK, N.A.


                                   By:  /s/ Elizabeth A. Gottfried
                                        --------------------------

                                   Name:  Elizabeth A. Gottfried
                                          ------------------------

                                   Title:  Vice President
                                           -----------------------


                                   By:  /s/ Robert Chlebowski
                                        --------------------------



                                   Name:  Robert Chlebowski
                                          ------------------------


                                   Title:  Senior Vice President
                                           -----------------------
ACCEPTED as of the date
set forth above:

OVERLAND EXPRESS FUNDS, INC.,
on behalf of
the Asset Allocation Fund


By:  /s/ Richard H. Blank, Jr.
     --------------------------

Name:  Richard H. Blank, Jr.
       ------------------------

Title:  Chief Operating Officer
        -----------------------

WELLS FARGO NIKKO INVESTMENT ADVISORS


By:  /s/ Donald Luskin
     --------------------------

Name:  Donald Luskin
       ------------------------

Title:  Managing Director
        -----------------------


By:  /s/ Dave Nadig
        -----------------------

Name:  Dave Nadig
        -----------------------

Title:  Managing Director
        -----------------------